UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PLEASE ENCOURAGE YOUR CLIENTS TO VOTE!

We need your help. Please encourage your clients to respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials by June 19, 2013.

FS Investment Corporation (FSIC) intends to seek a liquidity event for stockholders in the form of a listing of FSIC’s common stock on a national securities exchange within the next 12 months, subject to market conditions and other factors. To facilitate a listing, FSIC is seeking approval from its stockholders to, among other things, amend its charter and its investment advisory and administrative services agreement. Your clients have recently received proxy materials along with FSIC’s 2012 annual report by mail or e-mail. Please encourage your clients to carefully read the proxy materials. They describe in detail the proposals to be considered by FSIC’s stockholders at the upcoming annual meeting of stockholders.

More information and additional details will be shared regarding the FSIC listing in the coming months. Thank you in advance for helping us with the proxy. It is an important first step towards listing.

THREE WAYS TO VOTE

Online
WWW.PROXYVOTE.COM
Your client should have his or her proxy card in hand when accessing the website. There are easy-to-follow directions to help your client complete the electronic voting instruction form.

Phone
WITHOUT A PROXY_CARD
Call 877-807-6385 Monday to Friday, 9:00 a.m. to 9:00 p.m. EST to speak with a proxy specialist.

WITH A PROXY CARD Call 800-690-6903 with a touch-tone phone to vote using an automated system.

Mail
VOTE PROCESSING
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

Have your client mark, sign and date his or her proxy card and return it in the postage-paid envelope provided or to the address above.

GENERAL QUESTIONS? Call 877-372-9880

PROXY QUESTIONS? Call 877-807-6385

FOR BROKER-DEALER USE ONLY. NOT FOR PUBLIC DISTRIBUTION. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, which can only be made by a prospectus. This sales and advertising literature must be read in conjunction with FSIC’s periodic _ lings made with the Securities and Exchange Commission (the “SEC”) in order to fully understand all of the implications and risks of investing in FSIC. Copies of these filings are available free of charge by contacting FS Investment Corporation at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104, by phone at 215-495-1150 or by visiting its website at www.fsinvestmentcorp.com. Neither the SEC, the Attorney General of the State of New York nor any state securities regulators have approved or disapproved of these securities described herein. Any representation to the contrary is a criminal offense.

FS-FSIC-BD